CREAM MINERALS LTD.

                                     TSX VENTURE EXCHANGE: CMA

1400 – 570 Granville Street                                    OTC BULLETIN BOARD: CRMXF

Vancouver, BC  Canada V6C 3P1                         FRANKFURT STOCK EXCHANGE: DFL

Tel: (604) 687-4622   Fax: (604) 687-4212

Toll free: 1-888-267-1400  Email: info@creamminerals.com

Annual Report in Form 20-F for the fiscal year ended March 31, 2008

EXHIBIT 8.1 – LIST OF SUBSIDIARIES

BVI Incorporated Subsidiaries:

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Cream Minerals Holdings Ltd.

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Cream Minerals Sewa Ltd.

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Cream Minerals Offshore Ltd.

Mexican incorporated Subsidiary:

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Cream Minerals de Mexico, S.A. de C.V.